AMENDED AND RESTATED INVESTMENT CO-ADVISORY AGREEMENT
BETWEEN
 INVESTMENT MANAGERS SERIES TRUST II
AND
BAUER CAPITAL MANAGEMENT, LLC

THIS AMENDED AND RESTATED INVESTMENT CO-ADVISORY AGREEMENT (the “Agreement”), dated as of July 28, 2015, is entered into by and between Investment Managers Series Trust II, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (each a “Fund”), and Bauer Capital Management, LLC, a New Jersey limited liability company (the “Advisor”).

WHEREAS, each of the Advisor and Castle Financial & Retirement Planning Associates, Inc. (the “Co-Advisor”) has agreed to furnish investment co-advisory services to each Fund, each a series of the Trust, which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Co-Advisor has entered into an investment co-advisory agreement with the Trust on behalf of each Fund similar in form and substance to this Agreement (the “Initial Castle Agreement,” and as amended and restated, the “Castle Agreement”);

WHEREAS, the Advisor has previously entered into an investment co-advisory agreement with the Trust on behalf of each Fund (the “Initial Bauer Agreement,” and together with the Initial Castle Agreement, the “Initial Agreements”);

WHEREAS, the parties wish to amend and restate each Initial Agreement to reallocate the advisory fees payable to each Co-Advisor; and

WHEREAS, the quality or quantity of the services to be provided by the Advisor with respect to each Fund shall not be reduced in connection with such reallocation of fees;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and each Co-Advisor is willing to furnish such services upon the terms and conditions herein set forth; NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.            In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to each Fund with respect to the investment of the Fund’s assets and to supervise and arrange for the purchase and sale of securities or other assets held by the Fund.

2.            Duties and Obligations of the Advisor with Respect to Investment of Assets of Each Fund.

(a)            Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees (the “Board” or the “Trustees”), the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of each Fund’s assets and, in connection therewith, have joint discretion with the Co-Advisor for so long as the Castle Agreement is in effect, in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and other rights pertaining to such securities and other assets, if any, on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; (iv) furnish to the Board and/or the officers of the Trust such reports and statements and other information relating to a Fund’s investment performance and investment mandate compliance as the Trustees or officers may reasonably request; and (v) furnish the Trust with such other documents and information as the Trustees or officers of the Trust may from time to time reasonably request. For purposes of clarity, for so long as the Castle Agreement is in effect, either the Advisor or the Co-Advisor shall have the authority to take any action in accordance with this Section 2(a) of this Agreement with respect to a Fund and any such action will be deemed by the Fund to be approved by the other; and any action taken with respect to a Fund pursuant to this Section 2(a) of this Agreement must be agreed upon by both the Advisor and the Co-Advisor, and in the event of a disagreement between the Advisor and the Co-Advisor, the Co-Advisor shall have complete discretion to take such action.

(b)            In performing its duties under this Section 2 with respect to a Fund, the Advisor may choose to delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors, subject to the approval of the Co-Advisor. If the Advisor chooses to do so, such delegation may include but is not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act; and provided further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law. If the Advisor delegates any of its duties and obligations under this Agreement with respect to a Fund to one or more investment sub-advisors, then subject to the requirements of the 1940 Act and the rules and regulations thereunder, prior approval of the Board and any exemptive relief provided by the Securities and Exchange Commission (the “SEC”), the Advisor shall have, subject to the approval of the Co-Advisor, (i) overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) full discretion to select new or additional investment sub-advisors for the Fund; (ii) full discretion to enter into and materially modify existing sub-advisory agreements with investment sub-advisors; (iii) full discretion to terminate and replace any investment sub-advisor; and (iv) full investment discretion to make all determinations with respect to the investment of the Fund’s assets not then managed by an investment sub-advisor. In connection with the Advisor’s responsibilities with respect to any Fund for which one more investment sub-advisors manages all or a portion of the Fund’s assets (each a “sub-advised portion”), the Advisor shall, subject to the approval of the Co-Advisor, (x) assess the Fund’s investment focus and investment strategy for each sub-advised portfolio of the Fund; (y)perform diligence on and monitor the investment performance of each sub-advised portion and the investment sub-advisor’s adherence to the investment strategy of the sub-advised portion or the Fund, as applicable, and compliance procedures of each investment sub-advisor providing services to the Fund; and (z) seek to implement decisions with respect to the allocation and reallocation of the Fund’s assets among one or more current or additional investment sub-advisors from time to time, as the Advisor deems appropriate, to enable the Fund to achieve its investment goals. In addition, the Advisor shall monitor compliance by each investment sub-advisor of a Fund with the investment objectives, policies and restrictions of the Fund, and review and periodically report to the Board on the performance of each investment sub-advisor.

3.            Covenants. In the performance of its duties under this Agreement, the Advisor:

(a)          shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the SEC; (ii) any other applicable provision of Federal law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time and as furnished to the Advisor; (iv) the investment objectives and policies of each Fund as set forth in its Prospectus and Statement of Additional Information included in the Trust’s Registration Statement on Form N-1A; and (v) compliance policies and procedures of the Trust adopted by the Board of Trustees of the Trust, as furnished to the Advisor;

(b)          will, with respect to each Fund’s assets not managed by an investment sub-advisor, subject to the approval of the Co-Advisor place purchase or sale orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will, subject to its duty to seek best execution, attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the broker or dealer, as well as the firm’s reputation for financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to a broker may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(c)          will treat confidentially and as proprietary information of each Fund all records and other information relative to the Fund (except for proprietary information relating to the Advisor’s methodology unless such information is required to be maintained in the records of the Fund by the 1940 Act or the rules or regulations thereunder), and to the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld when the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

(d)          will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement;

(e)          will supply such information to the Trust’s co-administrators and permit such compliance inspections by the Trust’s co-administrators as shall be reasonably necessary to permit the co-administrators to satisfy their obligations and respond to the reasonable requests of the Board of Trustees, including without limitation full copies of all letters received by the Advisor during the term of this Agreement from the staff of the U.S. Securities and Exchange Commission regarding its examination of the activities of the Advisor; and

(f)          will use its best efforts to assist the Trust and each Fund in implementing the Trust’s disclosure controls and procedures, and will from time to time provide the Trust a written summary of its compliance policies and procedures that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act.

4.            Services Not Exclusive. Nothing in this Agreement shall prevent Advisor, nor any officer, employee or affiliate thereof, from acting as investment advisor or investment sub-advisor for any other person, firm or corporation, including any other investment company or pooled investment vehicle, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor, or any of its officers, employees, affiliates or agents, from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.            Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Advisor may maintain copies of any such records, including the performance records of each Fund, and the Advisor may use such performance records to promote its services to other accounts, including other fund accounts.

6.            Agency Cross and Rule 17a-7 Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. The Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This prohibition exists because when the Advisor makes an investment decision on behalf of an advisory client (in contrast to a brokerage client that makes its own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes Advisor or its affiliates to participate in agency cross transactions involving an Account, provided that the Advisor agrees that it will not arrange purchases or sales of securities between a Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule17a-7 under the 1940 Act) and the Trust’s policies and procedures, (b) the Advisor determines that the purchase or sale is in the best interests of the Fund, and (c) the Board has approved these types of transactions. The Trust may revoke its consent at any time by written notice to the Advisors.

7.            Expenses. During the term of this Agreement, each Fund will bear all expenses not expressly assumed by the Advisor or Co-Advisor incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)            Each Fund shall pay (i) fees payable to the Advisor pursuant to this Agreement and fees payable to the Co-Advisor pursuant to the Castle Agreement; (ii) the cost (including brokerage commissions, transaction fees or charges, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities and other investments and any losses in connection therewith; (iii) expenses of organizing the Fund (but not any expenses of organizing the Trust); (iv) filing fees and expenses, if any, relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the Fund’s proportionate share of: compensation, fees and reimbursements paid to the Trustees who are not “interested persons” of the Trust or of the Advisor or Co-Advisor and compensation payable to the chief compliance officer of the Trust and other officers of the Trust not otherwise affiliated with the Trust or the Advisor or Co-Advisor; (vi) fees or expenses of custodians, transfer agents, registrars, independent pricing vendors or other service providers (except sub-advisors); (vii) legal and accounting expenses, including expenses of independent legal counsel, if any, for the Trust’s non-interested Trustees; (viii) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) the Fund’s share of expenses of shareholder meetings, meetings of the Board or any committee thereof, and other meetings of the Trust; (xii) expenses of preparing, printing and distributing proxy statements relating to the Fund (unless otherwise agreed to by the Trust and the Advisor or Co-Advisor); and (xiii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiv) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (xv) expenses of preparing, typesetting, printing and distributing prospectuses and statements of additional information relating to the Fund and any supplements thereto, and reports, statements, notices and dividends to the Fund’s shareholders (except that, if such prospectus, statement of additional information, supplement thereto, report, statement or notice relates to series of the Trust other than the Fund, then the Fund shall be responsible for only its proportionate share of such expenses); (xvi) shareholder servicing fees; (xvii) interest; (xviii) governmental fees; (xix) costs, including interest expenses and loan commitment fees, of borrowing money; (xx) website costs, if any, relating to the Fund (xxii) audit fees; and (xxiii) the Fund’s proportionate share of litigation expenses of the Trust (that relate to the Fund) and any non-recurring or extraordinary expenses as may arise that relate to the Fund, including, without limitation, expenses relating to the Trust’s obligation to indemnify others; and

(b)            the Advisor shall pay all expenses incurred by it in the performance of its duties under this Agreement, including all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder, and all fees of any sub-advisors it retains for the Fund pursuant to Section 2(b).

8.            Compensation of the Advisor. Each Fund agrees to pay to the Advisor and the Advisor agrees to accept as compensation for all services rendered by the Advisor pursuant to this Agreement, a fee accrued daily and paid monthly in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. The fee payable to the Advisor under this Agreement may be reduced to the extent required by any expense limitation agreement. The Advisor may voluntarily absorb certain Fund expenses or waive all or a portion of its fee pursuant to such a written expense limitation agreement.

9.            Advisor’s Liability. The Advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in each Fund’s offering materials (including the prospectus, the statement of additional information, and advertising and sales materials, except for information supplied by the Co-Advisor, the co-administrators, the Trust (including the officers and Trustees of the Trust) or another third party for inclusion therein. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust, including the Fund and any other series, in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the Advisor’s part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

10.        Duration and Termination. This Agreement shall become effective with respect to each Fund as of the corresponding effective date indicated in Appendix A and, unless sooner terminated with respect to a Fund as provided herein, shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust, with respect to a Fund, at any time without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved (x) by the vote of a majority of the Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund, or (y) by the Advisor on 60 days’ written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

11.        Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.        Amendment of this Agreement. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any amendment of this Agreement shall be subject to the 1940 Act, and no amendment to this Agreement as to a Fund shall be effective until approved by vote of a majority of such Fund’s outstanding voting securities, if required by the 1940 Act or other applicable law. No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

13.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

14.        Additional Limitation of Liability. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware. The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be. Further, the liabilities and obligations of any series of the Trust shall be enforceable only against the assets belonging to such series, and not against the assets of any other series.

15.        Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

16.        Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST: INVESTMENT MANAGERS SERIES TRUST II on behalf of each Fund

By:
Name:
Title:

THE ADVISOR: BAUER CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Appendix A

Fees for Bauer Capital Management, LLC

Fund	Annual Fee	Effective Date

All Terrain Opportunity Fund	0.90%	July 28, 2015

AMENDED AND RESTATED INVESTMENT CO-ADVISORY AGREEMENT
BETWEEN
 INVESTMENT MANAGERS SERIES TRUST II
AND
CASTLE FINANCIAL & RETIREMENT PLANNING ASSOCIATES, INC.

THIS AMENDED AND RESTATED INVESTMENT CO-ADVISORY AGREEMENT (the “Agreement”), dated as of July 28, 2015, is entered into by and between Investment Managers Series Trust II, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (each a “Fund”), and Castle Financial & Retirement Planning Associates, Inc., a New Jersey limited liability company (the “Advisor”).

WHEREAS, each of the Advisor and Bauer Capital Management, LLC (the “Co-Advisor”) has agreed to furnish investment co-advisory services to each Fund, each a series of the Trust, which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Co-Advisor has entered into an investment co-advisory agreement with the Trust on behalf of each Fund similar in form and substance to this Agreement (the “Initial Bauer Agreement,” and as amended and restated the “Bauer Agreement”);

WHEREAS, the Advisor has previously entered into an investment co-advisory agreement with the Trust on behalf of each Fund (the “Initial Castle Agreement,” and together with the Initial Bauer Agreement, the “Initial Agreements”);

WHEREAS, the parties wish to amend and restate each Initial Agreement to reallocate the advisory fees payable to each Co-Advisor; and

WHEREAS, the quality or quantity of the services to be provided by the Advisor with respect to each Fund shall not be reduced in connection with such reallocation of fees;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and each Co-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.            In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to each Fund with respect to the investment of the Fund’s assets and to supervise and arrange for the purchase and sale of securities or other assets held by the Fund.
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2.            Duties and Obligations of the Advisor with Respect to Investment of Assets of Each Fund.

(a)            Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees (the “Board” or the “Trustees”), the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of each Fund’s assets and, in connection therewith, have joint discretion with the Co-Advisor for so long as the Bauer Agreement is in effect, in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and other rights pertaining to such securities and other assets, if any, on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; (iv) furnish to the Board and/or the officers of the Trust such reports and statements and other information relating to a Fund’s investment performance and investment mandate compliance as the Trustees or officers may reasonably request; and (v) furnish the Trust with such other documents and information as the Trustees or officers of the Trust may from time to time reasonably request. For purposes of clarity, for so long as the Bauer Agreement is in effect, either the Advisor or the Co-Advisor shall have the authority to take any action in accordance with this Section 2(a) of this Agreement with respect to a Fund and any such action will be deemed by the Fund to be approved by the other; and any action taken with respect to a Fund pursuant to this Section 2(a) of this Agreement must be agreed upon by both the Advisor and the Co-Advisor, and in the event of a disagreement between the Advisor and the Co-Advisor, the Advisor shall have complete discretion to take such action.

(b)            In performing its duties under this Section 2 with respect to a Fund, the Advisor may choose to delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors, subject to the approval of the Co-Advisor. If the Advisor chooses to do so, such delegation may include but is not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act; and provided further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law. If the Advisor delegates any of its duties and obligations under this Agreement with respect to a Fund to one or more investment sub-advisors, then subject to the requirements of the 1940 Act and the rules and regulations thereunder, prior approval of the Board and any exemptive relief provided by the Securities and Exchange Commission (the “SEC”), the Advisor shall have, subject to the approval of the Co-Advisor, (i) overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) full discretion to select new or additional investment sub-advisors for the Fund; (ii) full discretion to enter into and materially modify existing sub-advisory agreements with investment sub-advisors; (iii) full discretion to terminate and replace any investment sub-advisor; and (iv) full investment discretion to make all determinations with respect to the investment of the Fund’s assets not then managed by an investment sub-advisor. In connection with the Advisor’s responsibilities with respect to any Fund for which one more investment sub-advisors manages all or a portion of the Fund’s assets (each a “sub-advised portion”), the Advisor shall, subject to the approval of the Co-Advisor, (x) assess the Fund’s investment focus and investment strategy for each sub-advised portfolio of the Fund; (y) perform diligence on and monitor the investment performance of each sub-advised portion and the investment sub-advisor’s adherence to the investment strategy of the sub-advised portion or the Fund, as applicable, and compliance procedures of each investment sub-advisor providing services to the Fund; and (z) seek to implement decisions with respect to the allocation and reallocation of the Fund’s assets among one or more current or additional investment sub-advisors from time to time, as the Advisor deems appropriate, to enable the Fund to achieve its investment goals. In addition, the Advisor shall monitor compliance by each investment sub-advisor of a Fund with the investment objectives, policies and restrictions of the Fund, and review and periodically report to the Board on the performance of each investment sub-advisor.

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3.            Covenants. In the performance of its duties under this Agreement, the Advisor:

(a)           shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the SEC; (ii) any other applicable provision of Federal law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time and as furnished to the Advisor; (iv) the investment objectives and policies of each Fund as set forth in its Prospectus and Statement of Additional Information included in the Trust’s Registration Statement on Form N-1A; and (v) compliance policies and procedures of the Trust adopted by the Board of Trustees of the Trust, as furnished to the Advisor;

(b)           will, with respect to each Fund’s assets not managed by an investment sub-advisor, subject to the approval of the Co-Advisor, place purchase or sale orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will, subject to its duty to seek best execution, attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the broker or dealer, as well as the firm’s reputation for financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to a broker may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(c)           will treat confidentially and as proprietary information of each Fund all records and other information relative to the Fund (except for proprietary information relating to the Advisor’s methodology unless such information is required to be maintained in the records of the Fund by the 1940 Act or the rules or regulations thereunder), and to the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld when the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

(d)           will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement;
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(e)           will supply such information to the Trust’s co-administrators and permit such compliance inspections by the Trust’s co-administrators as shall be reasonably necessary to permit the co-administrators to satisfy their obligations and respond to the reasonable requests of the Board of Trustees, including without limitation full copies of all letters received by the Advisor during the term of this Agreement from the staff of the U.S. Securities and Exchange Commission regarding its examination of the activities of the Advisor; and

(f)           will use its best efforts to assist the Trust and each Fund in implementing the Trust’s disclosure controls and procedures, and will from time to time provide the Trust a written summary of its compliance policies and procedures that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act.

4.            Services Not Exclusive. Nothing in this Agreement shall prevent Advisor, nor any officer, employee or affiliate thereof, from acting as investment advisor or investment sub-advisor for any other person, firm or corporation, including any other investment company or pooled investment vehicle, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor, or any of its officers, employees, affiliates or agents, from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.            Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Advisor may maintain copies of any such records, including the performance records of each Fund, and the Advisor may use such performance records to promote its services to other accounts, including other fund accounts.

6.            Agency Cross and Rule 17a-7 Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. The Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This prohibition exists because when the Advisor makes an investment decision on behalf of an advisory client (in contrast to a brokerage client that makes its own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes Advisor or its affiliates to participate in agency cross transactions involving an Account, provided that the Advisor agrees that it will not arrange purchases or sales of securities between a Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule17a-7 under the 1940 Act) and the Trust’s policies and procedures, (b) the Advisor determines that the purchase or sale is in the best interests of the Fund, and (c) the Board has approved these types of transactions. The Trust may revoke its consent at any time by written notice to the Advisors.

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7.            Expenses. During the term of this Agreement, each Fund will bear all expenses not expressly assumed by the Advisor or Co-Advisor incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)            Each Fund shall pay (i) fees payable to the Advisor pursuant to this Agreement and fees payable to the Co-Advisor pursuant to the Bauer Agreement; (ii) the cost (including brokerage commissions, transaction fees or charges, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities and other investments and any losses in connection therewith; (iii) expenses of organizing the Fund (but not any expenses of organizing the Trust); (iv) filing fees and expenses, if any, relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the Fund’s proportionate share of: compensation, fees and reimbursements paid to the Trustees who are not “interested persons” of the Trust or of the Advisor or Co-Advisor and compensation payable to the chief compliance officer of the Trust and other officers of the Trust not otherwise affiliated with the Trust or the Advisor or Co-Advisor; (vi) fees or expenses of custodians, transfer agents, registrars, independent pricing vendors or other service providers (except sub-advisors); (vii) legal and accounting expenses, including expenses of independent legal counsel, if any, for the Trust’s non-interested Trustees; (viii) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) the Fund’s share of expenses of shareholder meetings, meetings of the Board or any committee thereof, and other meetings of the Trust; (xii) expenses of preparing, printing and distributing proxy statements relating to the Fund (unless otherwise agreed to by the Trust and the Advisor or Co-Advisor); and (xiii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiv) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (xv) expenses of preparing, typesetting, printing and distributing prospectuses and statements of additional information relating to the Fund and any supplements thereto, and reports, statements, notices and dividends to the Fund’s shareholders (except that, if such prospectus, statement of additional information, supplement thereto, report, statement or notice relates to series of the Trust other than the Fund, then the Fund shall be responsible for only its proportionate share of such expenses); (xvi) shareholder servicing fees; (xvii) interest; (xviii) governmental fees; (xix) costs, including interest expenses and loan commitment fees, of borrowing money; (xx) website costs, if any, relating to the Fund(xxii) audit fees; and (xxiii) the Fund’s proportionate share of litigation expenses of the Trust (that relate to the Fund) and any non-recurring or extraordinary expenses as may arise that relate to the Fund, including, without limitation, expenses relating to the Trust’s obligation to indemnify others; and

(b)            the Advisor shall pay all expenses incurred by it in the performance of its duties under this Agreement, including all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder, and all fees of any sub-advisors it retains for the Fund pursuant to Section 2(b).

8.            Compensation of the Advisor. Each Fund agrees to pay to the Advisor and the Advisor agrees to accept as compensation for all services rendered by the Advisor pursuant to this Agreement, a fee accrued daily and paid monthly in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. The fee payable to the Advisor under this Agreement may be reduced to the extent required by any expense limitation agreement. The Advisor may voluntarily absorb certain Fund expenses or waive all or a portion of its fee pursuant to such a written expense limitation agreement.
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9.            Advisor’s Liability. The Advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in each Fund’s offering materials (including the prospectus, the statement of additional information, and advertising and sales materials, except for information supplied by the Co-Advisor, the co-administrators, the Trust (including the officers and Trustees of the Trust) or another third party for inclusion therein. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust, including the Fund and any other series, in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the Advisor’s part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

10.        Duration and Termination. This Agreement shall become effective with respect to each Fund as of the corresponding effective date indicated in Appendix A and, unless sooner terminated with respect to a Fund as provided herein, shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust, with respect to a Fund, at any time without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved (x) by the vote of a majority of the Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund, or (y) by the Advisor on 60 days’ written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

11.        Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.        Amendment of this Agreement. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any amendment of this Agreement shall be subject to the 1940 Act, and no amendment to this Agreement as to a Fund shall be effective until approved by vote of a majority of such Fund’s outstanding voting securities, if required by the 1940 Act or other applicable law. No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.
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13.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

14.        Additional Limitation of Liability. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware. The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be. Further, the liabilities and obligations of any series of the Trust shall be enforceable only against the assets belonging to such series, and not against the assets of any other series.

15.        Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

16.        Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST: INVESTMENT MANAGERS SERIES TRUST II on behalf of each Fund

By:
Name:
Title:

THE ADVISOR: CASTLE FINANCIAL & RETIREMENT PLANNING ASSOCIATES, INC.

By:
Name:
Title:
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Appendix A

Fees for Castle Financial & Retirement Planning Associates, Inc.

Fund	Annual Fee	Effective Date

All Terrain Opportunity Fund	0.60%	July 28, 2015

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